Exhibit 23(a)(i)




            CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statement on Form S-3 of Kansas City Power &
Light Company (Registration No. 333-18139) and KCPL
Financing I (Registration No. 333-18139-01) of our report dated February 14, 1997, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, on our audits of the consolidated financial statements of Kansas City Power & Light Company and Subsidiary. We also consent to the reference to our firm under the caption
"Experts".



                              /S/ Coopers & Lybrand L.L.P.
                              COOPERS & LYBRAND L.L.P.


Kansas City, Missouri
April 1, 1997